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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 2, 2000 in the Registration Statement (Form S-1) and related Prospectus of PRAECIS PHARMACEUTICALS INCORPORATED for the registration of $156,400,000 of its common stock.

                                           Ernst & Young LLP

Boston, Massachusetts
February 2, 2000

The foregoing consent is in the form that will be signed upon stockholder approval of the two-for-one split of the Company's common stock described in
Note 6 to the financial statements.

                                       /s/ Ernst & Young LLP

Boston, Massachusetts
February 2, 2000